Calculation of Filing Fee Tables
S-1
Boxlight Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	354,228	$ 1.845	$ 653,550.66	0.000087	$ 56.86
Fees Previously Paid	2	Equity	Class A Common Stock, par value $0.0001 per share	Other	47,112,385	$ 4.35	$ 204,938,874.75		$ 28,302.06
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 205,592,425.41		$ 28,358.92
			Total Fees Previously Paid:						$ 28,302.06
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 56.86
Offering Note
[1]	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. The shares of Class A Common Stock registered hereby consist of (i) 30,438,310 shares of Class A common stock issuable upon conversion of 937,500 shares of the Company's Series D Convertible Preferred Stock, par value $0.0001 per share, representing 200% of the shares currently issuable upon conversion of the Series D Convertible Preferred Stock, assuming conversion at the Adjusted Floor Price as of August 31, 2026, issued pursuant to a securities purchase agreement dated August 5, 2026, (ii) 15,243,507 shares of Class A common stock issued or issuable to Secure Net Capital LLC pursuant to an equity purchase agreement dated August 5, 2026, providing for purchases of up to $15,000,000 of Class A common stock over a 36-month commitment period, including 48,702 commitment fee shares (or shares issuable upon exercise of pre-funded warrants) and up to 194,805 true-up commitment shares (or shares issuable upon exercise of pre-funded warrants) issuable thereunder, and (iii) 1,784,796 shares of Class A common stock issued or issuable to J.J. Astor & Co. upon conversion of amounts owed under the inventory finance agreement dated May 27, 2025, as amended and restated on November 3, 2025, and as further amended on April 1, 2026, consisting of 167,290 shares previously issued, 1,428,299 shares issuable upon conversion of the outstanding balance and 189,207 Make Whole Shares, for a total of 47,466,613 shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per unit and maximum aggregate offering price for the 47,112,385 previously registered shares are based on the average of the high and low price of the Registrant's common stock on September 18, 2026, as reported on the Nasdaq Stock Market LLC. For the 354,228 additional shares registered by this Amendment No. 2, the proposed maximum offering price per unit and maximum aggregate offering price are based on the average of the high and low price of the Registrant's common stock on November 9, 2026, as reported on the Nasdaq Stock Market LLC, pursuant to Rule 457(c). The previously paid registration fee was computed based on the average of the high and low price of the Registrant's common stock on September 18, 2026, for 47,112,385 shares registered in the initial filing on September 22, 2026.

[2]	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. The shares of Class A Common Stock registered hereby consist of (i) 30,438,310 shares of Class A common stock issuable upon conversion of 937,500 shares of the Company's Series D Convertible Preferred Stock, par value $0.0001 per share, representing 200% of the shares currently issuable upon conversion of the Series D Convertible Preferred Stock, assuming conversion at the Adjusted Floor Price as of August 31, 2026, issued pursuant to a securities purchase agreement dated August 5, 2026, (ii) 15,243,507 shares of Class A common stock issued or issuable to Secure Net Capital LLC pursuant to an equity purchase agreement dated August 5, 2026, providing for purchases of up to $15,000,000 of Class A common stock over a 36-month commitment period, including 48,702 commitment fee shares (or shares issuable upon exercise of pre-funded warrants) and up to 194,805 true-up commitment shares (or shares issuable upon exercise of pre-funded warrants) issuable thereunder, and (iii) 1,784,796 shares of Class A common stock issued or issuable to J.J. Astor & Co. upon conversion of amounts owed under the inventory finance agreement dated May 27, 2025, as amended and restated on November 3, 2025, and as further amended on April 1, 2026, consisting of 167,290 shares previously issued, 1,428,299 shares issuable upon conversion of the outstanding balance and 189,207 Make Whole Shares, for a total of 47,466,613 shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per unit and maximum aggregate offering price for the 47,112,385 previously registered shares are based on the average of the high and low price of the Registrant's common stock on September 18, 2026, as reported on the Nasdaq Stock Market LLC. For the 354,228 additional shares registered by this Amendment No. 2, the proposed maximum offering price per unit and maximum aggregate offering price are based on the average of the high and low price of the Registrant's common stock on November 9, 2026, as reported on the Nasdaq Stock Market LLC, pursuant to Rule 457(c). The previously paid registration fee was computed based on the average of the high and low price of the Registrant's common stock on September 18, 2026, for 47,112,385 shares registered in the initial filing on September 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date